                                                                     Exhibit 4.1

                                    DEBENTURE

NEITHER THIS DEBENTURE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAW. IN ADDITION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT COVERING THE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, (ii) THE COMPANY FIRST RECEIVES AN OPINION FROM AN ATTORNEY, REASONABLY ACCEPTABLE TO THE COMPANY, STATING THAT THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR
(iii) THE TRANSFER IS MADE PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT.



US $60,000                                                    September 23, 2004


                 0.00 % CONVERTIBLE DEBENTURE DUE March 24, 2005

         THIS DEBENTURE of RTG Ventures, Inc., a Florida corporation (the "Company") in the aggregate principal amount of Sixty Thousand Dollars (US $60,000), is designated as its $60,000, 0.00% Convertible Debenture due March 24, 2005 (the "Debenture").

         FOR VALUE RECEIVED, the Company promises to pay to SilverLake Holdings, Inc. or its registered assigns (the "Subscriber" or "Holder"), the principal sum of Sixty Thousand Dollars (US $60,000), on or after March 24, 2005 (the "Maturity Date") without interest. The Company's obligation to a transferee of this Debenture shall arise only if such transfer, sale or other disposition is made in accordance with the terms and conditions hereof and of the Subscription Agreement (the "Subscription Agreement") by and between the Company and the Subscriber (as such term is defined in the Subscription Agreement), dated as of September 23, 2004. A transfer of the right to receive principal under this Debenture shall be transferable only through an appropriate entry in the Debenture Register, the person in whose name this Debenture (or one or more successor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"), as provided herein.

                  THIS DEBENTURE SHALL NOT CONVERT INTO COMMON
                           STOCK UNTIL MARCH 24, 2005.

         This Debenture is subject to the following additional provisions:

SECTION 1    Section 1.   Definitions.  As used in this Agreement, the following
terms shall have the following meanings:

      "Common Stock" shall mean the Common Stock (as defined in the Subscription Agreement) as adjusted for any reverse splits, forward splits, combination, reclassification or stock dividend from the date the Subscription Agreement is signed.

      "Conversion Date" shall have the meaning set forth in Section 4(a) hereof.

      "Conversion Ratio" means, at any time, a fraction, the numerator of which is the then outstanding principal amount represented by the Debentures and the denominator of which is the conversion price at such time.

      "Fixed Conversion Price" shall have the meaning set forth in Section 4(c)i hereof.

      "Notice of Conversion" shall have the meaning set forth in Section 4(a) hereof.

      "Original Issuance Date" shall mean the date of the first issuance of this Debenture regardless of the number of transfers hereof.

SECTION 2    Section 2.   Denominations of Debentures; Interest on Debentures.
The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same, but shall not be issuable in denominations of less than integral multiplies of One Thousand Dollars (US$1,000.00). No service charge to the Holder will be made for such registration of transfer or exchange.

SECTION 3    Section 3.   Events of Default and Remedies.

     3.1I.   "Event of Default," when used herein, means any one of the following events (whatever the reason and whether any such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):


             (a)(a) any default, not cured within five (5) days after receipt of notice, in the payment of the principal of or interest on this Debenture as and when the same shall become due and payable either at the Maturity Date, by acceleration, conversion, or otherwise;

     (b)(b) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Debenture, and such failure or breach shall not have been remedied within five
(5) Business Days of its receipt of notice of such failure or breach; and


             (c)(c) the Company shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within thirty
(30) days, or is not dismissed within sixty (60) days, after commencement of the case; or a "custodian" (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of sixty (60) days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of thirty (30) days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state in writing that it is unable to pay its debts generally as they become due; or the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing.


             (d)

3.2 II.(a) If any Event of Default occurs, and continues beyond a cure period, if any, then the Holder may, by written notice to the Company, accelerate all of the payments due under this Debenture by declaring all amounts so due under this Debenture, whereupon the same shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are waived by the Company, notwithstanding anything contained herein to the contrary, and the Holder may immediately and without expiration of any additional grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. This shall include, but not be limited to the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.

                (a) (b) The Holder may thereupon proceed to protect and enforce its rights either by suit in equity and/or by action at law or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Debenture or in aid of the exercise of any power granted in this Debenture, and proceed to enforce the payment of any of the Debentures held by it, and to enforce any other legal or equitable right of such Holder.

                (b) (c) As a non-exclusive remedy, upon the occurrence of an Event of Default, the Holder may convert the remaining principal amount of the Debentures at the Fixed Conversion Price upon giving a Notice of Conversion to the Company.

SECTION 4    Section 4.   Conversion.

                    (a)(a) Except as otherwise set forth herein or in the Subscription Agreement, the unpaid principal amount of this Debenture shall be convertible into shares of Common Stock at the Conversion Ratio as defined above, at the option of the Holder, in whole or in part, at any time, commencing on February 28, 2005. Such shares of Common Stock shall be restricted, unregistered shares under the Securities Act of 1933, as amended. Any conversion under this Section 4(a) shall be for a minimum principal amount of $1,000.00 of the Debentures. The Holder shall effect conversions by surrendering the Debenture to be converted to the Company, together with the form of notice attached hereto as Appendix I ("Notice of Conversion") in the manner set forth in Section 4(i) hereof. Each Notice of Conversion shall specify the principal amount of Debentures to be converted and the date on which such conversion is to be effected (the "Conversion Date") which date shall not be less than four (4) Business Days after the date on which the Notice of Conversion is delivered to the Company. Subject to the last paragraph of Section 4(b) hereof, each Notice of Conversion, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by the Debentures tendered by the Holder in the Notice of Conversion, the Company shall deliver to the Holder a new Debenture for such principal amount as has not been converted within four (4) Business Days of the Conversion Date. Notwithstanding anything contained herein to the contrary, this Debenture shall not convert into Common Stock until March 24, 2005.


                    (b)(b) Not later than four (4) Business Days after the Conversion Date, the Company shall deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of the Debentures, and once the Debentures so converted in part shall have been surrendered to the Company, the Company shall deliver to the Holder Debentures in the principal amount of the Debentures not yet converted; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of the Debentures, until the Debentures are either delivered for conversion to the Company or the Company or any transfer agent for the Debentures or Common Stock, or the Holder notifies the Company that such Debentures have been lost, stolen or destroyed and provides an affidavit of loss and an agreement reasonably acceptable to the Company indemnifying the Company from any loss incurred by it in connection with such loss, theft or destruction. In the case of a conversion pursuant to a Notice of Conversion, if such certificate or certificates are not delivered by the date required under this Section 4(b), the Holder shall be entitled, upon providing written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event, the Company shall immediately return the Debentures tendered for conversion.


                (c)(c) ()   The conversion price for the Debentures in effect on
                any Conversion Date shall be $.01 per share (the "Fixed Conversion Price").


                (ii) (ii) If the Company, at any time while any of the Debentures are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification any shares of capital stock of the Company, the Fixed Conversion Price as applied in Section 4(c)(i) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock of the Company outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such event. Any adjustment made pursuant to this Section 4(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification, provided that no adjustment shall be made if the Company does not complete such dividend, distribution, subdivision, combination or reclassification.


                (iii) (iii) All calculations under this Section 4 shall be made to the nearest 1/1000th of a cent or the nearest 1/1000th of a share, as the case may be. Any calculation equal to or over .005 shall be rounded up to the next cent or share and any calculation less than .005 shall be rounded down to the previous cent or share.

                (iv)

                (v) (iv) Whenever the Fixed Conversion Price is adjusted pursuant to Section 4(c)(ii) the Company shall within four (4) Business Days after the determination of the new Fixed Conversion Price mail and fax (in the manner set forth in Section 9 hereof) to the Holder and to each other holder of Debentures, a notice ("Company Notice of Conversion Price Adjustment") setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                (vi)

                (vii)       (v)   In case of any reclassification of the Common
Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each holder of Debentures then outstanding shall have the right thereafter to convert such Debentures only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange (except in the event the property is cash, then the Holder shall have the right to convert the Debentures and receive cash in the same manner as other stockholders), and the Holder shall be entitled upon such event to receive such amount of securities or property as the holder of shares of the Common Stock into which such Debentures could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 4(c)(v) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges;


                (viii)      if:

                (A)(A) the Company shall declare a dividend (or any other
                    distribution) on its Common Stock; or

                                       (B)

                (C)(B) the Company shall declare a special non-recurring cash dividend redemption of its Common Stock; or

                                      (D)

                (E)(C) the Company shall authorize the grant to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                                      (F)

                (G)(D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                                      (H)

                (I)(E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company;


then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Debentures, and shall cause to be mailed and faxed to the Holder and each other holder of the Debentures at their last addresses and facsimile number set forth in the Debenture Register at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

                (d)(d) Subject to the terms and limitations set forth in the Debentures and the Subscription Agreement, the Company covenants and agrees that it shall, at all times, reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of the Debentures as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder of the Debentures, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 4(c) hereof) upon the conversion of the aggregate principal amount of the outstanding Debentures. The Company covenants that, subject to the limitations set forth in this
        Section 4(d), all shares of Common Stock that shall be issuable upon conversion of the Debentures shall, upon issuance, be duly and validly authorized and issued and fully paid and non-assessable.

                (e)(e) No fractional shares of Common Stock shall be issuable upon a conversion hereunder and the number of shares to be issued shall be rounded up to the nearest whole share. If a fractional share interest arises upon any conversion hereunder, the Company shall eliminate such fractional share interest by issuing to the Holder an additional full share of Common Stock.

                (f)(f) The issuance of a certificate or certificates for shares of Common Stock upon conversion of the Debentures shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issuance or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                (g)(g) The Debentures converted into Common Stock shall be canceled upon conversion.

                (h)(h) On the Maturity Date, the unconverted principal amount of the Debentures shall either be paid off in full by the Company or, if payment in full is not received within four (4) business days after the Maturity Date, convert automatically into shares of Common Stock at the Fixed Conversion Price as set forth in Section 4(c)(i).

                (i)(i) Each Notice of Conversion shall be given by facsimile to the Company no later than 4:00 pm New York time on any business day at the facsimile telephone number and address of the principal place of business of the Company. Any such notice shall be deemed given and effective upon the transmission of such facsimile at the facsimile telephone number specified in Section 9 hereof (with printed confirmation of transmission). In the event that the Company receives the Notice of Conversion after 6:00 p.m. New York time or the Holder receives the Company Notice of Conversion Price Adjustment after 6:00 p.m. New York time, any such notice shall be deemed to have been given on the next business day.


         Section 5. Absolute Payment Obligation; Limitation on Prepayment. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

         Section 6. No Rights of Stockholders. Except as otherwise provided herein or in the Subscription Agreement, this Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote on or consent to any action, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

         Section 7. Loss, Theft, Mutilation or Destruction. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of an affidavit of such loss, theft or destruction of such Debenture, and, if requested by the Company, an agreement to indemnity the Company in form reasonably acceptable to the Company.

         Section 8. Governing Law. This Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Any action to enforce the terms of this Debenture, the Subscription Agreement or any other Transaction Document shall be exclusively brought in the state and/or federal courts in the state and county of New York. Service of process in any action by the Holder to enforce the terms of this Debenture may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its address set forth in the Subscription Agreement.

         Section 9. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed duly given only if delivered to the party personally or sent to the party by facsimile upon electronic confirmation receipt (promptly followed by a hard-copy delivered in accordance with this Section or three days after being mailed by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, or if sent by nationally recognized overnight courier, one day after being mailed, addressed to the party at its address below or such other address as may be designated hereafter by notice given pursuant to the terms of this Section 10:

                            If to RTG Ventures, Inc.:

                               RTG Ventures, Inc.
                         c/o Gottbetter & Partners, LLP
                               488 Madison Avenue
                          New York, New York 10022-5718
                               Tel: (212) 400-6900
                               Fax: (212) 400-6901


                                If to Subscriber:

                            SilverLake Holdings, Inc.
                             1040 First Avenue, #190
                               New York, NY 10022
                                      Tel:
                                      Fax:


         Section 10. Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture in any other occasion. Any waiver must be in writing.

         Section 11. Invalidity. If any provision of this Debenture is held to be invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is held to be inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         Section 12. Payment Dates. Whenever any payment or other obligation hereunder shall be due on a day other than a business day, such payment shall be made on the next following business day.

         Section 13. Transfer; Assignment. This Debenture may not be transferred or assigned, in whole or in part, at any time, except in compliance by the transferor and the transferee with applicable federal and state securities laws.

         Section 14. Fees of Enforcement. In the event any Party commences legal action to enforce its rights under this Debenture, the non-prevailing party shall pay all reasonable costs and expenses (including but not limited to reasonable attorney's fees, accountant's fees, appraiser's fees and investigative fees) incurred in enforcing such rights.







                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized as of the date first above indicated.

                               RTG Ventures, Inc.


Attest: /s/ Scott Brown                     By: /s/ Linda Pery
       -----------------------                  ---------------------
                                            Name:   Linda Perry
                                            Title:  Chief Executive Officer